Exhibit 99.1
November 10, 2025
Strata Critical Medical Announces Third Quarter 2025 Results
•Revenue increased 36.7% year-over-year to $49.3 million in Q3 2025 and grew 29.0% excluding the impact of the Keystone acquisition
•Net loss increased to $(9.7) million in Q3 2025 versus $(5.6) million in the prior year period
•Medical Segment Adjusted EBITDA increased 93.5% in Q3 2025 to $7.6 million versus the prior year period and increased 80.2% excluding the impact of the Keystone acquisition(1)
•Medical Segment Adjusted EBITDA margin excluding Keystone increased to 15.1% in Q3 2025(1)
•Raised 2025 revenue guidance to $185-195 million, reaffirmed Adjusted EBITDA range
•Investor Day scheduled for November 17th 2025; will introduce 2026 guidance and medium term financial targets
NEW YORK — (November 10, 2025) — Strata Critical Medical, Inc. (Nasdaq: SRTA, "Strata" or the "Company"), today announced financial results for the third quarter ended September 30, 2025. Financial results in this release, including all comparisons to prior year periods, reflect continuing operations only. The results of the divested Blade Passenger business have been reclassified as discontinued operations in all periods.
GAAP FINANCIAL RESULTS
(in thousands except percentages, unaudited)

Three Months Ended September 30,	Nine Months Ended September 30,
2025	2024	% Change	2025	2024	% Change
Revenue	$49,298	$36,062	36.7%	$130,354	$110,429	18.0%
Cost of revenue	$37,684	$28,554	32.0%	$100,898	$85,854	17.5%
Software development	453	417	8.6%	1,354	1,031	31.3%
General and administrative	16,301	13,869	17.5%	42,954	39,140	9.7%
Selling and marketing	482	314	53.5%	1,096	1,025	6.9%
Total operating expenses	$54,920	$43,154	27.3%	$146,302	$127,050	15.2%

Net loss from continuing operations	$(9,657)	$(5,627)	71.6%	$(14,678)	$(8,731)	68.1%

Gross profit	$9,545	$5,427	75.9%	$23,198	$19,624	18.2%
Gross margin	19.4%	15.0%	440	bps	17.8%	17.8%	—	bps
NON-GAAP(1) FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	% Change		2025	2024	% Change
Revenue	$49,298	$36,062	36.7%		$130,354	$110,429	18.0%
Cost of revenue	37,684	28,554	32.0%		100,898	85,854	17.5%
Flight Profit	11,614	7,508	54.7%		29,456	24,575	19.9%
Flight Margin	23.6%	20.8%	280	bps	22.6%	22.3%	30	bps

Adjusted EBITDA	$4,214	$67	6,189.6%		$7,096	$2,677	165.1%
% of Revenue	8.5%	0.2%	830	bps	5.4%	2.4%	300	bps
Adjusted unallocated corporate expenses and software development	$3,336	$3,835	(13.0)%		$10,666	$11,280	(5.4)%
Medical Segment Adjusted EBITDA(2)	$7,550	$3,902	93.5%		$17,762	$13,957	27.3%
% of Revenue	15.3%	10.8%	450	bps	13.6%	12.6%	100	bps

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) Given historical reporting of adjusted unallocated corporate expenses and software development and Medical Segment Adjusted EBITDA, these metrics will continue to be provided through 2025 for comparability purposes.

"We closed two transformational transactions during the quarter, the divestiture of our Passenger business and the acquisition of Keystone Perfusion, setting us up incredibly well for long term growth and value creation," said Melissa Tomkiel, Co-CEO and General Counsel. "Organic revenue growth accelerated to 29.0% in Q3, well above our expectation for mid-teens revenue growth in the second half of the year, resulting in record Adjusted EBITDA performance."

Tomkiel added, "Our sequential growth in Q3 2025 versus Q2 2025 is particularly impressive in the backdrop of the seasonal sequential decline in industry transplant volumes, demonstrating Strata's continued market share gains and our customers' adoption of new services."

"Our integration of Keystone is off to a fantastic start," said Will Heyburn, Co-CEO and CFO. "The team is focused on tailoring solutions that deliver operational efficiencies and cost savings to the transplant community broadly, starting with our existing customers."

Heyburn added, "Industry-wide NRP adoption rates continued to increase during Q3 with transplants of organs that have undergone NRP approximately doubling versus the prior year. This is an encouraging validation of our strategy to increase exposure to the fastest growing sectors of the transplant ecosystem, and further aligns our mission with those of our customers - which is to enable more reliable and lower-cost access to life-saving donor organs."

Third Quarter Ended September 30, 2025 Financial Highlights
▪Total revenue increased 36.7% to $49.3 million in the current quarter versus $36.1 million in the prior year period. Excluding Keystone, revenue increased 29.0% versus the prior year period driven primarily by strong growth in Air Logistics where both new and existing customers contributed to growth in the quarter. Ground Logistics revenue showed strong year-over-year growth and Organ Placement Services revenue more than doubled compared to the prior period on a small base as we continue to scale the business and acquire new customers.
▪Flight Profit(1) increased 54.7% to $11.6 million in the current quarter versus $7.5 million in the prior year period.
▪Flight Margin(1) improved to 23.6% in the current quarter from 20.8% in the prior year period due to improved profitability across Air Logistics, Ground Logistics, Organ Placement and our owned aircraft fleet.
▪Net Loss from continuing operations increased by $4.0 million versus the prior year to $(9.7) million driven primarily by a $5.2 million increase in realized loss from sales of short-term investments and a legal reserve in the current period, which was partially offset by a $4.1 million increase in Adjusted EBITDA(1).
▪Adjusted EBITDA(1) increased by $4.1 million year-over-year to $4.2 million in the current quarter versus $0.1 million in the prior year period.
▪Medical Segment Adjusted EBITDA(1)(2) increased by $3.6 million to $7.6 million versus the prior year period. Medical Segment Adjusted EBITDA margin rose to 15.3% in Q3 2025 versus 10.8% in Q3 2024 driven by revenue growth and the increase in Flight Margin.
▪Adjusted Unallocated Corporate Expenses and Software Development(1)(2) decreased to $3.3 million in Q3 2025 from $3.8 million in Q3 2024, driven by cost savings following the divestiture of our Passenger business.

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) Given historical reporting of adjusted unallocated corporate expenses and software development and Medical Segment Adjusted EBITDA, these metrics will continue to be provided through 2025 for comparability purposes.

▪Operating Cash Flow, which includes cash flow from discontinued operations, was $(37.3) million in Q3 2025 driven by $44.3 million of Keystone acquisition consideration that was directed by the seller to be paid through payroll post-close to employees participating in a "phantom equity" plan and therefore was required to be included in operating cash flow under accounting rules which more than offset other operating cash flow.
▪Capital expenditures of $3.2 million were driven primarily by aircraft maintenance.
▪Free Cash Flow from continuing operations was $1.9 million in Q3 2025 and excludes acquisition consideration, transaction costs related to the sale of the Passenger business and operating cash flow from discontinued operations. Free Cash Flow from continuing operations, before aircraft and engine acquisitions was $2.7 million in Q3 2025.
▪Ended Q3 2025 with $75.9 million in cash and short term investments.

Business Highlights and Recent Updates
▪Completed sale of the Passenger business to Joby Aviation. Joby chose to pay the up-front consideration in stock, which we monetized during the quarter.
▪Closed acquisition of Keystone Perfusion establishing an end to end organ recovery platform well positioned to benefit from transplant industry trends as well as an attractive non-transplant clinical services growth platform.
▪Rebranded as Strata Critical Medical and changed ticker symbol to SRTA to reflect our sharpened focus on the healthcare sector.
▪Following the announcement of our strategic alliance with OrganOx in November 2024, the OrganOx metra® received FDA approval for operation during air transport.

Financial Outlook
Today, we are raising our 2025 revenue guidance and reaffirming our 2025 Adjusted EBITDA guidance on a continuing operations basis which excludes the Passenger business that was reclassified to discontinued operations:

▪Revenue of $185-195 million (previously: $180-190 million)
▪Adjusted EBITDA(1) of $13-14 million

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on November 10, 2025 to discuss the results for the third quarter ended September 30, 2025.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.stratacritical.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

(1) We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Use of Non-GAAP Financial Information
Strata believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. Generally Accepted Accounting Principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Medical Segment Adjusted EBITDA, Adjusted Unallocated Corporate Expenses, Flight Profit, Flight Margin, Free Cash Flow and Free Cash Flow from continuing operations and before aircraft and engines acquisitions, and revenue and adjusted EBITDA excluding the impact of Keystone. Those measures have been reconciled to the nearest GAAP measure in the tables within this press release.

Adjusted EBITDA and Medical Segment Adjusted EBITDA – Strata reports Adjusted EBITDA, which is a non-GAAP financial measure. Strata defines Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, interest income and expense, income tax, realized gains and losses on short-term investments, impairment of intangible assets and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods. Beginning with the period ended September 30, 2025, the Company has a single operating and reporting segment, however, it will continue to provide Medical Segment Adjusted EBITDA calculated on a historic basis through 2025 for comparability purposes.

Adjusted Unallocated Corporate Expenses – Strata defines Adjusted Unallocated Corporate Expenses as expenses that were not historically allocated to the Medical segment and therefore were attributable to our Corporate expenses and software development, less non-cash items and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods. Beginning with the period ended September 30, 2025, the Company has a single operating and reporting segment, however, it will continue to provide Adjusted Unallocated Corporate Expenses calculated on a historic basis through 2025 for comparability purposes.

Flight Profit and Flight Margin – Strata defines Flight Profit as revenue less cost of revenue. Cost of revenue consists of costs of operating our aircraft fleet including pilots’ salaries, flight costs paid to operators of aircraft and vehicles, depreciation of aircraft, vehicles & medical devices, staff costs associated with providing clinical services and costs of disposable medical products. Strata defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period. The Company believes that Flight Profit and Flight Margin provide a useful measure of the profitability of the Company's operations, as they focus solely on the non-discretionary direct costs associated with generating revenue.

Free Cash Flow, Free Cash Flow from Continuing Operations, and Free Cash Flow from Continuing Operations before Aircraft and Engines Acquisitions – Strata defines Free Cash Flow as net cash provided by / (used in) operating activities less capital expenditures and capitalized software development costs (net of proceeds from disposals). Free Cash Flow from Continuing Operations is defined as Free Cash Flow excluding cash flows provided by / (used in) the discontinued operations (the Passenger business), consideration paid for business acquisition and was included in cash flow from operations and transaction costs associated with the Passenger business sale. Free Cash Flow from Continuing Operations before Aircraft and Engines Acquisitions is defined as Free Cash Flow from Continuing Operations excluding cash outflows related to aircraft acquisitions. Strata believes these measures provide valuable insights into the Company's cash-generating capacity. In particular,

Free Cash Flow from Continuing Operations before Aircraft and Engines Acquisitions highlights the cash generated by Strata's continuing operations prior to the impact of aircraft, engines and business acquisitions, which are discretionary and strategic in nature.

We have also shown revenue and Adjusted EBITDA excluding the impact of Keystone in this release. These amounts reflect total revenue and Adjusted EBITDA excluding the activity of Keystone in the prior year periods. Management believes that presenting this information enhances the comparability of results between periods.

Financial Results

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data, unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$22,753	$16,072
Restricted cash	263	263
Accounts receivable	37,538	19,822
Short-term investments	53,165	108,757
Prepaid expenses and other current assets	8,763	4,676
Current assets of discontinued operations	—	11,152
Total current assets	122,482	160,742

Non-current assets:
Property and equipment, net	38,561	28,465
Intangible assets, net	49,754	7,964
Goodwill	84,607	15,540
Operating right-of-use asset	3,274	2,831
Contingent consideration	27,825	—
Other non-current assets	8,575	118
Non-current assets of discontinued operations	—	41,015
Total assets	$335,078	$256,675

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$27,220	$9,220
Operating lease liability, current	654	682
Current liabilities of discontinued operations	—	12,824
Total current liabilities	27,874	22,726

Non-current liabilities:
Warrant liability	2,946	5,808
Operating lease liability, long-term	2,817	2,336
Deferred tax liability	181	—
Other non-current liabilities	18,260	—
Non-current liabilities of discontinued operations	—	3,867
Total liabilities	52,078	34,737

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized; no shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 86,050,917 and 79,419,028 shares issued at September 30, 2025 and December 31, 2024, respectively	7	7
Additional paid in capital	419,711	407,076
Accumulated other comprehensive income (loss)	—	1,753
Accumulated deficit	(136,718)	(186,898)
Total stockholders' equity	283,000	221,938

Total Liabilities and Stockholders' Equity	$335,078	$256,675

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Statement of Operations
(in thousands, except share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$49,298	$36,062	$130,354	$110,429

Operating expenses
Cost of revenue	37,684	28,554	100,898	85,854
Software development	453	417	1,354	1,031
General and administrative	16,301	13,869	42,954	39,140
Selling and marketing	482	314	1,096	1,025
Total operating expenses	54,920	43,154	146,302	127,050

Operating loss from continuing operations	(5,622)	(7,092)	(15,948)	(16,621)

Other non-operating income (loss)
Interest income	1,127	1,764	3,603	5,624
Change in fair value of warrant liabilities	33	(299)	2,862	2,266
Realized loss from sales of short-term investments	(5,195)	—	(5,195)	—
Total other non-operating income (loss)	(4,035)	1,465	1,270	7,890

Loss from continuing operations before income taxes	(9,657)	(5,627)	(14,678)	(8,731)
Income tax expense (benefit) from continuing operations	—	—	—	—
Net loss from continuing operations	(9,657)	(5,627)	(14,678)	(8,731)
Net income (loss) from discontinued operations	67,073	3,673	64,858	(8,783)
Net income (loss)	$57,416	$(1,954)	$50,180	$(17,514)

Basic and diluted earnings (loss) per share
Continuing operations	$(0.12)	$(0.07)	$(0.18)	$(0.11)
Discontinued operations	$0.81	$0.05	$0.80	$(0.11)
Total basic and diluted earnings (loss) per share	$0.70	$(0.03)	$0.62	$(0.23)

Weighted-average number of shares outstanding:
Basic	82,454,657	78,044,254	81,223,912	77,151,361
Diluted	82,454,657	78,044,254	81,223,912	77,151,361

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash Flows From Operating Activities:
Net income / (loss)	$57,416	$(1,954)	$50,180	$(17,514)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Gain on sale of business	(60,435)	—	(60,435)	—
Depreciation and amortization	1,704	1,279	5,177	4,432
Stock-based compensation	1,680	5,402	11,246	15,367
Change in fair value of warrant liabilities	(33)	299	(2,862)	(2,266)
Excess of lease liability over operating right-of-use assets	—	—	—	(123)
Transaction costs paid related to sale of business	(5,964)	—	(5,964)	—
Acquisition consideration allocated to seller transaction expenses	(44,339)	—	(44,339)	—
Impairment of intangible assets	—	—	—	5,759
Realized loss from sales of short-term investments	5,195	—	5,195	—
Realized foreign exchange gain	(812)	(4)	(798)	—
Accretion of interest income on held-to-maturity securities	(224)	(823)	(1,732)	(3,120)
Deferred tax expense (benefit)	554	(118)	558	(150)
Other(1)	(26)	(62)	388	87
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	2,426	2,354	776	8,312
Accounts receivable	(1,774)	3,356	(8,551)	(3,611)
Other non-current assets	592	26	666	492
Operating right-of-use assets/lease liabilities	(29)	42	(90)	81
Accounts payable and accrued expenses	7,481	(811)	8,395	(8,336)
Deferred revenue	(709)	(2,631)	1,583	(177)
Net cash used in operating activities	(37,297)	6,355	(40,607)	(767)

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(65,174)	(2,230)	(65,174)	(2,230)
Cash transfer from sale of business	(1,241)	—	(1,241)	—
Capitalized software development costs	(297)	(604)	(1,258)	(1,660)
Purchase of property and equipment, net of proceeds from disposal(1)	(2,898)	(9,307)	(7,747)	(26,286)
Purchase of held-to-maturity investments	(49,855)	(65,715)	(146,258)	(142,766)
Proceeds from maturities of held-to-maturity investments	51,700	65,210	203,000	167,950
Proceeds from sales of short-term investments	70,163	—	70,163	—
Net cash provided by / (used in) investing activities	2,398	(12,646)	51,485	(4,992)
	—	—
Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	65	11	139	124
Taxes paid related to net share settlement of equity awards	(1,852)	(742)	(7,309)	(1,765)
Repurchase and retirement of common stock	—	—	—	(244)
Net cash used in financing activities	(1,787)	(731)	(7,170)	(1,885)

Effect of foreign exchange rate changes on cash balances	(616)	62	(339)	29
Net increase (decrease) in cash and cash equivalents and restricted cash	(37,302)	(6,960)	3,369	(7,615)
Cash and cash equivalents and restricted cash - beginning	60,318	28,366	19,647	29,021
Cash and cash equivalents and restricted cash - ending	$23,016	$21,406	$23,016	$21,406

Reconciliation to unaudited interim condensed consolidated balance sheets
Cash and cash equivalents	$22,753	$20,028	$22,753	$20,028
Restricted cash	263	1,378	263	1,378
Total cash and cash equivalents and restricted cash	$23,016	$21,406	$23,016	$21,406

Supplemental cash flow information
Cash paid for:
Income Taxes paid	$—	$—	$23	$—
Non-cash investing and financing activities:
Common stock received for sale of business	$75,357	$—	$75,357	$—

Contingent consideration and indemnity holdback receivable from sale of business in contingent consideration and other non-current assets, respectively	36,233	—	36,233	—
New leases under ASC 842 entered into during the period	397	2,187	1,597	8,545
Contingent consideration in accounts payable and accrued expenses and other non-current liabilities	9,215	—	9,215	—
Common stock issued for acquisition	8,414	—	8,414	—
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	284	(154)	518	3,479
Derecognition of ROU assets and lease liability	—	—	—	(6,367)
Common stock issued for settlement of earn-out previously in accounts payable and accrued expenses	—	—	—	3,022
(1) Prior year amounts have been updated to conform to current period presentation.

Key Metrics and Non-GAAP Financial Information

IMPACT OF KEYSTONE ACQUISITION ON REPORTED REVENUE, ADJUSTED EBITDA AND MEDICAL SEGMENT ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Revenue	$49,298	$36,062	36.7%	$130,354	$110,429	18.0%
Keystone revenue	(2,791)	—		(2,791)	—
Revenue excluding Keystone	$46,507	$36,062	29.0%	$127,563	$110,429	15.5%

Adjusted EBITDA	$4,214	$67	6,189.6%	$7,096	$2,677	165.1%
Keystone Adjusted EBITDA	(518)	—		(518)	—
Adjusted EBITDA excluding Keystone	$3,696	$67	5,416.4%	$6,578	$2,677	145.7%

Medical Segment Adjusted EBITDA	$7,550	$3,902	93.5%	$17,762	$13,957	27.3%
Keystone Adjusted EBITDA	(518)	—		(518)	—
Medical Segment Adjusted EBITDA excluding Keystone	$7,032	$3,902	80.2%	$17,244	$13,957	23.6%
% of revenue excluding Keystone	15.1%	10.8%		13.5%	12.6%
(1) Not meaningful

RECONCILIATION OF REVENUE LESS COST OF REVENUE TO GROSS PROFIT AND GROSS PROFIT TO FLIGHT PROFIT
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$49,298	$36,062	$130,354	$110,429
Less:
Cost of revenue(1)	37,684	28,554	100,898	85,854
Depreciation and amortization(2)	364	275	1,128	961
Other(3)	1,705	1,806	5,130	3,990
Gross Profit	$9,545	$5,427	$23,198	$19,624
Gross Margin	19.4%	15.0%	17.8%	17.8%

Gross Profit	$9,545	$5,427	$23,198	$19,624
Reconciling items:
Depreciation and amortization(2)	364	275	1,128	961
Other(3)	1,705	1,806	5,130	3,990
Flight Profit	$11,614	$7,508	$29,456	$24,575
Flight Margin	23.6%	20.8%	22.6%	22.3%
(1) Cost of revenue consists of costs of operating our aircraft fleet including pilots’ salaries, flight costs paid to operators of aircraft and vehicles, depreciation of aircraft, vehicles & medical devices, staff costs associated with providing clinical services and costs of disposable medical products.
(2) Represents real estate depreciation and intangibles amortization included within general and administrative.
(3) Other costs include logistics and coordination staff costs.

RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA AND MEDICAL SEGMENT ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss from continuing operations	$(9,657)	$(5,627)	$(14,678)	$(8,731)
Add (deduct):
Depreciation and amortization	1,445	833	3,892	2,185
Stock-based compensation	1,646	5,125	10,372	14,294
Change in fair value of warrant liabilities	(33)	299	(2,862)	(2,266)
Realized loss from sales of short-term investments (1)	5,195	—	5,195	—
Interest income	(1,127)	(1,764)	(3,603)	(5,624)
Legal expense and regulatory advocacy fees(2)	5,045	165	5,748	427
SOX readiness costs	—	220	—	302
Executive severance costs	—	140	—	140
M&A transaction costs (3)	1,134	85	1,168	169
Corporate staff costs included in the sold Passenger business (4)	566	591	1,864	1,781
Adjusted EBITDA	$4,214	$67	$7,096	$2,677
Adjusted EBITDA as a percentage of revenue	8.5%	0.2%	5.4%	2.4%
Adjusted unallocated corporate expenses and software development(5)	3,336	3,835	10,666	11,280
Medical Segment Adjusted EBITDA(5)	$7,550	$3,902	$17,762	$13,957
Medical Segment Adjusted EBITDA as a percentage of revenue	15.3%	10.8%	13.6%	12.6%
(1) Consists of realized loss on the sale of securities of Joby Aviation received in consideration in the Passenger business divestiture.
(2) Includes legal expenses and advocacy fees that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. For the three and nine months ended September 30, 2025 and 2024, these costs primarily related to the Drulias lawsuit.
(3) Consists of non-recurring M&A transaction costs including professional fees incurred over a short period of time that do not represent ongoing operating expenses of the business.
(4) Represents corporate staff costs associated with certain employees who transferred to Joby following the sale of the Passenger business on August 29, 2025. This adjustment is intended to present more comparable results by excluding from all the periods costs associated with transferred employees. These employees previously performed certain corporate functions that were not replaced after that date. Under U.S. GAAP (ASC 205-20), such costs were included in Continuing Operations in periods prior to August 29, 2025, because staff costs not directly attributable to discontinued operations must remain in continuing operations, even when the employees depart following a divestiture.
(5) Given historical reporting of adjusted unallocated corporate expenses and software development and Medical Segment Adjusted EBITDA, these metrics will continue to be provided through 2025 for comparability purposes.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA LAST TWELVE MONTHS
(in thousands except percentages, unaudited)

		Three Months Ended
	Last Twelve Months	September 30, 2025	$46	June 30, 2025	March 31, 2025	December 31, 2024
Net loss from continuing operations	$(22,439)	$(9,657)		$(3,410)	$(1,611)	$(7,761)
Add (deduct):
Depreciation and amortization	4,965	1,445		1,223	1,224	1,073
Stock-based compensation	14,549	1,646		4,917	3,809	4,177
Change in fair value of warrant liabilities	254	(33)		(77)	(2,752)	3,116
Interest income	(5,193)	(1,127)		(1,155)	(1,321)	(1,590)
Realized loss from sales of short-term investments (1)	5,195	5,195		—	—	—
Legal expense and regulatory advocacy fees(2)	7,034	5,045		345	358	1,286
SOX readiness costs	97	—		—	—	97
M&A transaction costs (3)	1,240	1,134		17	17	72
Corporate staff costs included in the sold Passenger business (4)	2,469	566		605	693	605
Adjusted EBITDA	$8,171	$4,214		$2,465	$417	$1,075
(1) Consists of realized loss on the sale of securities of Joby Aviation received in consideration in the Passenger business divestiture.
(2) Includes legal expenses and advocacy fees that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. These costs primarily related to the Drulias lawsuit.
(3) Consists of non-recurring M&A transaction costs including professional fees incurred over a short period of time that do not represent ongoing operating expenses of the business.
(4) Represents corporate staff costs associated with certain employees who transferred to Joby following the sale of the Passenger business on August 29, 2025. This adjustment is intended to present more comparable results by excluding from all the periods costs associated with transferred employees. These employees previously performed certain corporate functions that were not replaced after that date. Under U.S. GAAP (ASC 205-20), such costs were included in Continuing Operations in periods prior to August 29, 2025, because staff costs not directly attributable to discontinued operations must remain in continuing operations, even when the employees depart following a divestiture.

RECONCILIATION OF NET CASH (USED IN) / PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW MEASURES
(in thousands, unaudited)

Three Months Ended September 30,
2025
Net cash used in operating activities	$(37,297)
Capitalized software development costs	(297)
Purchase of property and equipment, net of proceeds from disposal	(2,898)
Free cash flow	$(40,492)
Acquisition consideration allocated to seller transaction expenses(1)	44,339
Transaction costs paid related to sale of business	5,964
Operating cash flow from discontinued operations	(7,900)
Free cash flow from continuing operations	$1,911
Aircraft and engine acquisition capital expenditures(2)	771
Free cash flow from continuing operations, before aircraft and engine acquisitions	$2,682
(1) Represents a portion of the Keystone acquisition consideration that was directed by the seller to be paid through payroll post-close to employees participating in a "phantom equity" plan and other transaction expenses and therefore was required to be included in operating cash flow under accounting rules.
(2) Represents capital expenditures for aircraft and engine acquisitions, excluding capitalized maintenance subsequent to initial acquisition.

LAST TWELVE MONTHS REVENUE
(in thousands, unaudited)

		Three Months Ended
	Last Twelve Months	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Revenue	166,742	49,298	45,108	35,948	36,388
Adjusted EBITDA	8,171	4,214	2,465	417	1,075

About Strata Critical Medical
Strata is a time-critical logistics and medical services provider to the U.S. healthcare industry. We operate one of the nation’s largest air transport and surgical services networks for transplant hospitals and organ procurement organizations, offering an integrated “one call” solution for donor organ recovery.
Strata’s core services include air and ground logistics, surgical organ recovery, organ placement and normothermic regional perfusion for the transplant industry, as well as perfusion staffing and equipment solutions for cardiovascular surgery centers, offered under the Trinity Medical Solutions and Keystone Perfusion brands.

For more information, visit www.srta.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate”, “believe”, “could”, “continue”, “expect", “estimate”, “may”, “plan”, “outlook”, “future”, "target", and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Strata’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning the impact and anticipated benefits of the acquisition of Keystone, the impact of such acquisition on Strata’s financial performance and liquidity outlook, Strata’s future plans and business strategies, financial and operating performance (including the discussion of financial and liquidity outlook and guidance for 2025 and beyond), the composition and performance of its fleet, results of operations, industry environment and growth opportunities and new product lines and partnerships. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Strata’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued incurrence of significant losses; t he impact of our recently completed divestment of the Passenger business and acquisition of Keystone and our ability to realize the anticipated benefits of these transactions, including the receipt of contingent consideration in connection with the sale of the Passenger business;
any change to the ownership of our aircraft and the challenges related thereto; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our reliance on contractual relationships with certain transplant centers, hospitals and Organ Procurement Organizations; our reliance on certain customers; competition from providers with proprietary organ preservation technology or additional capabilities; the continuing availability of organ donors and viable donor organs; insufficient reimbursement and funding for organ transport costs; risks related to organ transport operations; new technology that could make ground or commercial air transport of organs more viable;

negative publicity, reputational damage, litigation, claims or investigations relating to our provision of clinical services and perfusion staffing services; regulatory changes, legislative reforms, and civil or criminal enforcement actions; our ability to successfully integrate Keystone and to identify, complete and successfully integrate future acquisitions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints, geopolitical, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; the effects of climate change; terrorist attacks, geopolitical conflict or security events; the availability of aircraft fuel; our ability to access additional funding to finance our operations; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; effects of fluctuating financial results and the fact that the Company’s historical financial statements included in prior periodic reports may not be comparable due to the impact of discontinued operations; our reliance on third-party operators; the availability of third-party operators; disruptions to third-party operators and providers workforce; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately operate our branded aircraft; our reliance on third-party web service providers; our ability to address system failures; interruptions or security breaches of our information technology systems; our ability to protect our intellectual property rights; changes in our regulatory environment; risks and impact of any litigation we may be subject to; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Strata undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Contacts

Mathew Schneider
investors@srta.com